Exhibit 10.16

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

DISTRIBUTION AGREEMENT
between
POLARCHEM ASSOCIATED LIMITED, POLARCHEM INTERNATIONAL LTD
CHENVITECH LTD
AND
AMERICA GREENER TECHNOLOGIES INC

THIS AGREEMENT made on the 5 day of November 2015 between POLARCHEM ASSOCIATED LIMITED (registered in England under No 2304866 and POLARCHEM INTERNATIONAL LIMITED (registered in England under No 07287705), both of 13 Dovedale Gardens, 465 Battersea Park Road, London SW11 4LR, and CHENVITECH LIMITED (registered in St Vincent and The Grenadines, No 831 CDT 1999) of 10 Chemin Rieu, 1208 Geneva, Switzerland, all hereinafter referred to as “POLARCHEM”, being fully entitled to engage for the purposes of this agreement all obligations on its own, and AMERICA GREENER  TECHNOLOGIES, INC. a publically-traded Nevada corporation having an address of 254 South Mulberry Street, Suite 113 Mesa, Arizona 85202, hereinafter referred to as “AGT”.

WITNESSETH:
WHEREAS, POLARCHEM manufactures or supplies certain products, equipment and services in the field of combustion efficiency for use in industry  and whereas AGT desires to act as a Sales Agent and Service Distributor for the area and scope of activity herein mentioned.

NOW IT IS HEREBY AGREED as follows:

1.  APPOINTMENT OF SALES AND SERVICE DISTRIBUTOR

a)  POLARCHEM hereby appoints AGT and AGT hereby agrees to act for POLARCHEM as its Sales and Service Distributor for the following territory:

The People's Republic of China, inclusive of Hong Kong

the functions of the Distributor shall be to sell the Products referred to in Paragraph 3 below to or for the account of industrial users.

2. DURATION OF AGREEMENT

a)
This agreement shall (subject as hereinafter provided) continue for a period of six months from the date hereof provided that AGT shall purchase and pay for products in a minimum quantity of 60,000 litres before 28th February 2016, and in the next six month period a further 60,000 litres.  In the second and following years AGT will have the right to manufacture the products in the territory provided sales are at a rate of 180,000 litres per annum and continue subject to a minimum of 180,000 litres per annum with a royalty payment to be made to POLARCHEM. (see also Clauses 4 and 17).  POLARCHEM shall have the right to terminate this agreement by written notice to AGT. AGT will thereafter have 90 days to cure any breach. Provisions of Clause 10 shall then apply.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

b)	For the purpose of this agreement "purchases" shall be deemed to include all Products supplied by POLARCHEM to AGT in the territory which have been duly paid for.

c)
If the quantity of product fails to meet the minimum specified in clause a) then AGT may extend the Agreement for a year at the time by paying POLARCHEM any balance of royalties up to the 180,000 production level.

3. PRODUCTS

The products covered by this agreement are chemical compositions for combustion efficiency currently marketed by POLARCHEM under the trademark

"POLARCHEM".

Further products may be included in the above definition by agreement in writing between the parties. POLARCHEM may in the future develop, manufacture, supply or otherwise engage to do trade with products of a different nature, i.e. not related to combustion efficiency. In such case(s) POLARCHEM retains all rights to offer or not to a third party or otherwise the agency of distribution of such products in the territory under consideration as outlined in Paragraph 1 above.

4. PRICING

a) POLARCHEM undertakes to supply AGT with Products at US$*** exworks Mumbai, India for the first shipment.
b) AGT shall have the right to determine its selling prices of the products in the territory, though each party agrees to keep the other informed of changes in its prices made from time to time.
c) POLARCHEM shall not vary its prices charged under this Agreement save upon at least 90 days prior notice in writing to AGT.
d) The Royalty rate referred to in Clause 2 (a) and 5 (b) shall be 60 cents per litre for 3 years and subsequently by negotiation, reflecting inflation. Royalties will be paid within 30 days of the date of manufacture

5.  DUTIES OF AGT

a)  AGT shall use its best endeavours to sell, advertise and otherwise promote the sale of the Products throughout the territory and shall maintain a suitable sales/service organisation with a technical staff having sufficient knowledge of the products to ensure technical assistance and after-sales service.
b)  AGT shall be responsible for servicing of the Products within the territory and for instruction to the users in their operation.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

c)  AGT shall maintain a stock of the Products, the minimum quantities of which may be established from time to time by POLARCHEM and AGT. AGT shall not during the life of this agreement and for a period of 24 months after its termination sell or engage to produce any product which is competitive with the Polarchem Products for which AGT has the rights within the territory.
d)  AGT shall forward to POLARCHEM any enquiries for the products received from outside the territory.
e)  AGT shall not seek customers nor maintain any distribution facilities for the products outside the territory.
f)  AGT shall in relation to any authorized use of any of the trade marks of POLARCHEM in connection herewith enter into such supplementary form of agreement as POLARCHEM may require.
g)  Failure to comply with any of the duties or prohibitions of this Clause 5 shall entail the termination of this agreement after 90 days prior written notice to remedy such breach, plus a financial remuneration to be paid to POLARCHEM commensurate with any and all expenses, losses, damages endured as may be established.

6.  DUTIES OF POLARCHEM

a)  POLARCHEM will from time to time make available marketing and technical information to AGT in English
b)  POLARCHEM will forward AGT all enquiries received from the territory, though it is agreed that at the initial stages of this Agreement that POLARCHEM may accept orders from the Territory directly and pay AGT a commission equal to the agreed rate of royalty. POLARCHEM will furnish all details of any transaction of this nature immediately to AGT. Once AGT commences manufacture, all POLARCHEM product, from any source, in the territory of CHINA and HONG KONG orders will be dealt with by AGT and will become exclusive customer accounts of AGT.

7. MANUFACTURE OF PRODUCTS

POLARCHEM undertakes to grant the right to manufacture, or grant licence to a third party, to manufacture the Products within the territory within 12 months provided orders for 120,000 litres of product have been given and paid for. A full License Agreement will be issued to this effect.

8. CONFIDENTIALITY

AGT shall not at any time during the continuance of this Agreement or following its termination disclose to any other person, firm or company any confidential information supplied to it by POLARCHEM or coming into its possession as a result of the Agreement so long as such information as a whole or any part thereof remains secret and is not published or made available to AGT from sources entitled to make such disclosure other than POLARCHEM. AGT equally has the right to confidentiality in its relationship and all dealings with POLARCHEM.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

9. TERMINATION FOR DEFAULT

Either party shall be entitled to terminate this Agreement forthwith by notice in writing to the other in the event that such other shall:

I)
commit or allow to be committed any breach of this Agreement PROVIDED THAT in the case of a breach capable of being made good if the party in default shall make good the breach to the satisfaction of the other within 90 days after the notice of termination, such notice shall be deemed to be void and of no effect.

II)	commit an act of bankruptcy or enter into liquidation whether compulsory of voluntary (other than voluntary liquidation for the purpose of amalgamation or reconstruction)

Ill)	compound with its creditors or have a receiver appointed of all or any part of its assets or undertaking or

IV)	take or suffer any similar action in consequence of debt.

10. CONSEQUENCES OF TERMINATION

In the event of termination of the Agreement for any reason whatsoever:

I)	AGT shall at the request of POLARCHEM promptly return all commercial or other material in its possession relating to the Products.
II)	AGT shall have the right to sell existing stock of the Products remaining in its possession.

11.  RELATIONSHIP

a)	The relationship of AGT to POLARCHEM shall be that of an independent agent or contractor and not that of an employee.
b)	The illegality or invalidity of any part of this Agreement shall not affect the legality or validity of the remainder of the Agreement.
c)	No variation of this agreement shall be binding unless in writing signed by both parties.

12.  ASSIGNABILITY

POLARCHEM agrees that AGT has the right to license or sub-license this Agreement subject to the terms in this Agreement and others that AGT will require. AGT agrees that any licenses or sub-licenses will respect and adhere to the entire Agreement herewith and will be bound by all the Clauses within the Agreement. AGT will diligently ensure that all parties understand and agree with all the terms in the Agreement and will therefore understand that they must comply.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

13. WAIVERS

The failure on the part of either party to exercise or enforce any right conferred upon it by this Agreement shall not be deemed to be a waiver of any such right to operate so as to bar the exercise of enforcement thereof at any time or times thereafter.

14.  NOTICES

Any notice or other document to be given hereunder shall be given by one party to the other by sending the same by air mail post, commercial registered mail or e-mail to the appropriate business address given above.

15. GOVERNING LAW AND ARBITRATION

This agreement shall be governed by and construed and interpreted in accordance with English law and any dispute arising shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules.

16. ENTIRETY OF AGREEMENT

Save for any supplementary agreements. this Agreement embodies the entire understanding between the parties on the subject matter and all or any prior agreements relating thereto are hereby· cancelled.

17.  THIS AGREEMENT

h
only becomes valid after the purchase and payment, within 120 days of signing this agreement but not later than 28th February 2016 of initial stock of 60,000 litres of POLARCHEM products.  POLARCHEM will use its best endeavours to ensure product will be available for shipment within 45 days ex-works Mumbai after payment has been received.  Before the end of every 6 month period a further 60,000 litres must be ordered and paid for to renew this Agreement. At the end of one year, provided sales are at a rate of 180,000 litres per annum, a License to manufacture will be given. Provided all the criteria in this Agreement are met, it is agreed that this Agreement will be exclusive to AGT for a period of 30 years, subject to Clause 2

18. DELAYS

If payment for an order of 60,000 litres of Polarchem products has not been made by 28th February 2016, AGT may prolong this Agreement for a further 7 days by making a payment to Polarchem on account of USD $100,000 for future supplies.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

This Agreement must be signed on or before 30th November to remain valid.

19. AGT's RIGHT OF FIRST REFUSAL

To validate this Agreement, AGT confirms that a payment of USD $50,000 be paid to Polarchem/Chenvitech that will be used against payment for any future orders for Polarchem products for delivery to China or North America and such payment must be made on or before December 2nd 2015

AS WITNESS the hands of the duly authorized representatives of the parties the day and year first above written.

Signed for and on behalf of
POLARCHEM ASSOCIATED LTD
and POLARCHEM INTERNATIONAL LTD

/s/ David H. Idwal Jones
David H. ldwal Jones, Director

Signed for and on behalf of
CHENVITECH LIMITED

/s/ Georges Berberat
Georges Berberat, Director

Signed for and on behalf of
AMERICA GREENER TECHNOLOGIES INC.

/s/ John Mooney
John Mooney, Director